UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 291-0510

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2023, USDP CCR LLC (the “Seller”), an indirect, wholly-owned subsidiary of USD Partners LP (the “Partnership”), completed the previously announced sale of its Casper rail terminal (the “Casper Terminal”) to South 49 Holdings Ltd. (the “Buyer”), a member of the Midstream Energy Partners group of companies, pursuant to that certain Membership Interest Purchase Agreement, dated March 20, 2023, by and between Seller and Buyer (the “Purchase Agreement”), for cash consideration of approximately $33 million, subject to customary adjustments.

Item 7.01	Regulation FD Disclosure.

On April 3, 2023, the Partnership issued a press release announcing certain of the matters described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this Item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information of the Partnership is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2022.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations as of December 31, 2022.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of USD Partners LP dated April 3, 2023

99.2	Unaudited pro forma condensed consolidated financial information

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: April 4, 2023	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer